Apyx Medical Corporation Appoints Matthew Hill as Chief Financial Officer
CLEARWATER, FL — November 28, 2023 - Apyx Medical Corporation (Nasdaq:APYX) (“Apyx Medical;” the “Company”), the manufacturer of a proprietary helium plasma and radiofrequency technology marketed and sold as Renuvion®, today announced the appointment of Matthew Hill to the position of Chief Financial Officer, effective December 4, 2023. Mr. Hill succeeds Tara Semb, whose departure was announced by the Company on November 9, 2023.

“Matt joins our executive leadership team with over 30 years of financial and operational experience, more than 20 years of which has been in the healthcare industry, where he has served as the Chief Financial Officer of four publicly-traded healthcare companies,” said Charlie Goodwin, President and Chief Executive Officer of Apyx Medical. “I’m pleased to welcome Matt to Apyx Medical and look forward to working with him to execute our strategic initiatives and position the Company to deliver strong, sustainable, long-term growth.”

“With its innovative Renuvion technology, large, global market opportunity, recent operational progress and an enhanced balance sheet, I believe Apyx Medical is well-positioned for future success in the cosmetic surgery market,” said Mr. Hill. “I am pleased to join the Company at this exciting time, and look forward to working with Charlie and the rest of the team as we lead Apyx Medical through its next stage of growth and development.”

Mr. Hill joins Apyx Medical from PDS Biotechnology Corporation (Nasdaq: PDSB; “PDS Biotech”), a clinical-stage immunotherapy company, where he served as Chief Financial Officer, leading all aspects of the company’s budgeting, forecasting, financial management and reporting. Prior to joining PDS Biotech, he served as Chief Financial Officer of Strata Skin Sciences (Nasdaq: SSKN), a medical technology company developing, commercializing and marketing products for the treatment of dermatologic conditions, from 2018 to 2021.

Prior to joining Strata Skin Sciences, Mr. Hill held CFO roles at several companies, including Velcera, Inc., which developed pet medication for the companion animal health industry, and EP MedSystems, which developed and marketed cardiac electrophysiology products. He was also a Senior Manager at the international accounting and consulting firm, Grant Thornton LLP. Mr. Hill holds a Bachelor of Science in Accounting from Lehigh University.

About Apyx Medical Corporation:

Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Technology products marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion® and J-Plasma® offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; the impact of the March 14, 2022 FDA Safety Communication on our business and operations; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Apyx Medical Corporation
Mike Piccinino, CFA
investor.relations@apyxmedical.com
2